                                                                    EXHIBIT 21.1

                                ITEL SCHEDULE 21

                              LIST OF SUBSIDIARIES

                                                                             STATE OR JURISDICTION
                               COMPANY NAME                                    OF INCORPORATION
- --------------------------------------------------------------------------   ---------------------
Anixter, Inc. ............................................................   Delaware
  Anixter Canada, Inc. ...................................................   Canada
  Anixter de Mexico S.A. de C.V. .........................................   Mexico
  Anixter Holdings, Inc. .................................................   Delaware
  Anixter Venezuela, Inc. ................................................   Delaware
  Anixter International, Inc. ............................................   Illinois
     Anixter Europe Holdings, B.V. .......................................   Netherlands
     Anixter Netzwarke Gmbh...............................................   Germany
     Anixter Belgium, N.V. ...............................................   Belgium
     Anixter Deutschland Gmbh.............................................   Germany
     Anixter Espana, S.A. ................................................   Spain
     Anixter France, S.A. ................................................   France
     Anixter Greece, L.L.C. ..............................................   Greece
     Anixter International N.V./S.A. .....................................   Belgium
     Anixter Italia S.r.L. ...............................................   Italy
     Anixter Int'l, Ltd. U.K. ............................................   England
       Anixter U.K. Ltd. .................................................   England
     Anixter Nederland NV.................................................   Netherlands
     Anixter Norge AS.....................................................   Norway
     Anixter Portugal Lda.................................................   Portugal
     Anixter Switzerland SA/AG............................................   Switzerland
     Anixter Sweden AB....................................................   Sweden
       Conductor AB.......................................................   Sweden
          Conductor Component AB..........................................   Sweden
            Component Vast AB.............................................   Sweden
            Component SYD AB..............................................   Sweden
          Conductor Communication AB......................................   Sweden
          Component & Cable Trading.......................................   Sweden
            Conductor Consult AB..........................................   Sweden
     Anixter Australia Pty. Ltd. .........................................   Australia
     Anixter Singapore PTE................................................   Singapore
     Anixter Hong Kong....................................................   Hong Kong
Anixter Puerto Rico.......................................................   Puerto Rico
Wirexpress, Inc. .........................................................   Illinois
Anixter Real Estate, Inc. ................................................   Illinois
Anixter--Cincinnati.......................................................   Ohio
Anixter--Rotelcom.........................................................   New York
Anixter--Lincoln..........................................................   Nebraska
B.E.L. Corporation........................................................   Delaware
One Network Place, Inc. ..................................................   Illinois
CODCO, Inc. ..............................................................   Bermuda
Foreign Investments, Inc. ................................................   Delaware
GL Holding of Delaware, Inc. .............................................   Delaware
  Itel Containers International Corporation...............................   California


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

                                                                             STATE OR JURISDICTION
                               COMPANY NAME                                    OF INCORPORATION
- --------------------------------------------------------------------------   ---------------------
     Itel Containers Corporation International............................   California
Itel Container Ventures Inc. .............................................   Delaware
  ICV GP Inc. ............................................................   Delaware
  ICV LP Inc. ............................................................   Delaware
     Americontainer Limited Partnership
       Container Concepts, Inc.
Itel Distribution Systems, Inc. ..........................................   Delaware
  Itel Transportation Services Corp. .....................................   Delaware
Itel Rail Holdings Corporation............................................   Delaware
  ITL Funding, Inc. ......................................................   Br. Virgin Isl.
  Itel Quadrum, Inc. .....................................................   Delaware
  Fox River Valley Railroad Corporation...................................   Wisconsin
  Green Bay and Western Railroad Company..................................   Wisconsin
  Michigan & Western Railroad Company.....................................   Michigan
  Hartford and Slocomb Railroad Company...................................   Wisconsin
  McCloud River Railroad Company..........................................   California
  Rex Leasing, Inc. ......................................................   New Jersey
  Rex Railways, Inc. .....................................................   New Jersey
  Signal Capital Corporation..............................................   Delaware
     SC Arizona, Inc. ....................................................   Delaware
     SC Florida, Inc. ....................................................   Delaware
     SC Connecticut, Inc. ................................................   Delaware
     Richdale, Ltd. ......................................................   Delaware
     Signal Capital Projects, Inc. .......................................   Delaware
       Signal Capital Norwalk, Inc. ......................................   Delaware
     Pacific Precision Metal, Inc. .......................................   Delaware
       Tubing Seal Cap International......................................   Delaware
     Sirena, Inc. ........................................................   California
     Seacoast Capital Corp. ..............................................   Delaware
     Seacoast Capital Corp. II............................................   Delaware
       Seacoast Capital Partners L.P. ....................................   Delaware
Plainsboro Holding Corporation............................................   Delaware


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